EXHIBIT 99.1

PRESS RELEASE

COLDWATER CREEK NAMES GRIESEMER PRESIDENT & COO

- Retail industry experience, leadership in sales & marking cited for promotion

SANDPOINT, Idaho, March. 27, 2007 – Coldwater Creek today announced that Daniel Griesemer has been promoted to the position of President & Chief Operating Officer. In that capacity, he will be continue to be responsible for the company’s sales, marketing and national retail store expansion plans, as well as all distribution center and customer contact center operations.

Griesemer, whose career spans 24 years in the retail apparel industry, joined Coldwater Creek in 2001 as Senior Vice President of Retail. In 2004, he was named Executive Vice President of Retail and the following year was promoted to Executive Vice President of Sales and Marketing, where he was responsible for all aspects of sales and marketing for the company’s Catalog, Internet and Retail sales channels. Prior to that, he held upper management and executive posts for firms such as Gap Inc. and Federated Department Stores.

“Dan Griesemer’s tenure at Coldwater Creek has been marked by achievement, innovation and strong leadership,” said Dennis Pence, chairman and chief executive officer. “His experience in the retail arena acted as the catalyst for our successful store expansion strategy, while his marketing skills have played a key role in the effectiveness of our national advertising campaigns. Now that we have passed the $1 billion milestone in sales and reached the mid-point toward our goal of operating 450-500 stores across the country, I’m extremely pleased to put his many strengths to work overseeing the important operational aspects of our business.”

Georgia Shonk-Simmons, who first joined Coldwater Creek in 1998 as Vice President of Merchandising and was named President and Chief Merchandising Officer in 2002, will continue to lead the company’s merchandise, sourcing and creative development areas in that capacity.

“After working directly with Georgia from the beginning of our retail store rollout, it is an honor to now serve as co-president of such a fast-growing national brand,” Griesemer said. “I look forward to leveraging the combined talents of our experienced management team as we take Coldwater Creek to even higher levels of performance and brand recognition.”

Coldwater Creek is an integrated multi-sales channel retailer of women’s apparel, jewelry, footwear, gift items and accessories through a growing number of premium retail stores located across the country, an Internet site at www.coldwatercreek.com and direct-mail catalogs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements regarding the growth of our retail store base. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks. Actual results may differ materially from the estimates or projections contained in this press release due to important factors which include, but are not limited to, unexpected or increased costs or delays in the development and expansion of our retail chain and our potential inability to recover these costs due to sluggish sales; our inability to continue to fund our retail expansion with operating cash as a result of either lower sales or higher than anticipated costs, or both; uncertainties related to our shift to a triple-channel model, in particular, the effects of shifting patterns of e-commerce or retail purchases versus catalog purchases; and such other factors as are discussed in our Form 10-Q Quarterly Reports and in our most recent Form 10-K/A Annual Report filed with the U.S. Securities and Exchange Commission (“SEC”). We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release.

We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. We provide a detailed discussion of risk factors in periodic SEC filings, and you are encouraged to review these filings in connection with this release.

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Contact:

David Gunter

Divisional Vice President of Corporate Communications & Investor Relations

(208) 263-2266